WEB PAGE TUTORIAL FOR FILLING OUT SUBSCRIPTION AGREEMENT
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Zion Oil & Gas, Inc. SUBSCRIPTION AGREEMENT (and Substitute IRS Form W-9)

INVESTOR PROFILE:

ACCOUNT TITLE & MAIL ADDRESS (Street, City, State, Zip)

___________________________________________________

___________________________________________________
                                                                     How long at current
__________________________________ address? ____years

HOME (BENEFICIAL) ADDRESS (If different from mail address)

__________________________________________________

__________________________________________________

DATE OF BIRTH ________ JT DATE OF BIRTH _______

SS# or TAX ID#__________ JT SS# or TAX ID#________

DRIVER'S LICENSE #_______________ STATE______

JT DRIVER'S LICENSE #________________STATE ______

PASSPORT #___________ JT PASSPORT # ___________

PHONE __________(H) __________ (M) ___________(W)

EMPLOYER NAME & ADDRESS(Street, City, ST, Zip)

______________________________________________

______________________________________________

BUSINESS_________POSITION ________#YRS___

ANNUAL INCOME ______ NET WORTH ________

TAX RATE_____LIQUID NET WORTH_________

BANK NAME _______________________________

MARITAL STATUS______# OF DEPENDENTS__

JT ACCT/SPOUSE EMPLOYER NAME & ADDRESS

_______________________________________

INVESTMENT EXPERIENCE (# OF YEARS) _____

EMAIL ADDRESS____________________________

U.S. CITIZEN Y/N? (If N, then specify)____________

PURCHASE AGREEMENT:

The Investor named above, by payment of a wire transfer or check payable to ZION OIL & GAS ESCROW ACCOUNT, hereby subscribes for shares of common stock, $.01 par value ("the Shares") indicated below (minimum purchase of 100 shares at a purchase price of $7.00 per Share) of Zion Oil & Gas, Inc. If the dollar amount and number of Shares do not match, the dollar amount shall govern. No fractional Shares shall be purchased and any excess funds representing fractional Shares shall be returned to the Investor. By such payment, the named Investor acknowledges receipt of the Prospectus and any amendment, the terms of which govern the investment in the Shares. The date of this agreement is: ______________.

INVESTMENT:
Shares Purchased __________Dollar Amount $________ 5 Initial Purchase 5 2nd 5 3rd 5 4th 5 5th 5 ___th 5 CHECK ENCLOSED CHECK NUMBER __________	5 WIRE TRANSFER (Instructions on reverse side) SENDING BANK __________ PHONE# ________ WIRE#_______________ DATE SENT _______

CERTIFICATE DELIVERY ELECTION (Please choose one of the three following options):
5 PHYSICAL DELIVERY: Please deliver the physical certificate representing my Shares to the mailing address above.
5 NETWORK 1 ACCOUNT: Please open a brokerage account for me at Network 1 and electronically deposit my Shares.
5 ELECTRONIC DELIVERY: Please electronically deposit my Shares into my existing brokerage account at:
 NAME OF BROKERAGE FIRM ___________________ ADDRESS ___________________________________________
NAME ON MY ACCOUNT___________________________________________ ACCOUNT# ____________________

ACCOUNT CLASSIFICATION:
5 INDIVIDUAL 5 JTWROS (Network 1 a/c needs joint acc't agreement) 5 ESTATE (Network 1 a/c needs certified letter)
5 IRA/KEOGH 5 JTTIC (Network 1 a/c needs joint account agreement) 5 CORPORATION (Supply corp resolution)
5 CUST/UGMA (STATE:___) 5 TRUST (Supply trust agreement) 5 PARTNERSHIP (Supply partnership agreement)
5 OTHER:__________________________ (e.g. Investment Club, Sole Proprietor, Non-profit, Pension Plan, Profit Sharing Plan)
5 IF FIDUCIARY, STATE NAMES OF PRINCIPAL OFFICERS:_________________________________________________

ARE YOU EMPLOYED BY ANOTHER BROKER, DEALER OR MUNICIPAL SECURITIES DEALER? 5YES 5 NO

IF YES, ENTER NAME AND ADDRESS:________________________________________________________________

ZION OIL & GAS, INC. Subscription Agreement...Page 2

INVESTOR IDENTIFICATION: Under Federal Law, we are now required to obtain photo identification of investors. Please indicate which identification you are providing with this subscription agreement. Your photo information will remain strictly confidential and will not be used for any purpose other than your purchase of Shares.
5 DRIVER'S LICENSE 5 PASSPORT 5 OTHER______________________________________

NETWORK 1 FINANCIAL SECURITIES INC. INFORMATION (Fill in this box ONLY if you elected to open a Network 1 account):
RISK PROFILE:                         5 CONSERVATIVE        5MODERATE         5 AGRESSIVE
TAX STATUS:                             510%        5 15%           5 25%         5 28%       5 33%         5 38%
INVESTMENT OBJECTIVES:5 GROWTH                    5 TAX EXEMPT           5 INCOME
     5 PRESERVE CAPITAL      5 TAX DEFERRED       5 AGGRESSIVE             5 OTHER ___________

DIRECT COMMUNICATIONS: Under Rule 14b-1(c) of the Securities Exchange Act, we are required to disclose to an issuer the name, address and securities position of our customers who are beneficial owners of that issuer's securities unless the customer objects. Please check the box to the right if you do not want your ownership disclosed. 5
ACKNOWLEDGEMENTS: I/we have received a current prospectus. I/we have been informed of the risks associated with investments in securities. I/we acknowledge receipt of the "client profile" portion of this document and have had the opportunity to review it and I/we understand it. I/we verify that all the information provided is true and correct and may be relied upon by Network 1 Financial Securities, Inc. ("Network 1") for the purpose of evaluating suitability in relation to making securities recommendations. Further, I/we indemnify Network 1 for any loss, claims or damages, including legal fees, which Network 1 may incur as a result of any securities recommendations or any securities violations resulting from Network 1's reliance upon the information I/we have provided.
INITIALS: Investor:_____ Spouse _____ Joint Owner _____ ( Name of account representative:_____________________)

BROKER-DEALER/REGISTERED REPRESENTATIVE DATA (broker-dealer use only):

Broker-Dealer NASD Firm Name: ________________________ Registered Representative:_____________________________

Address: _____________________________________ Phone:______________Email:______________________________

IRS FORM W-9 CERTIFICATION: _____ Initial here and cross out the section below if it does NOT apply to you.
Under penalties of perjury, I certify that:
  The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding;
  The number shown on this form is my correct taxpayer identification number, and I am not subject to backup withholding because: (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report; or (c) the (IRS) has notified me that I am no longer subject to backup withholding; and
  I am a U.S. person (including a U.S. resident alien).
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. If exempt, indicate type of entity:______________

SIGNATURES: By signing below, I/we represent that I/we have relied on the information set forth in the Prospectus, as and if amended and free writing prospectuses on file with the Securities and Exchange Commission, and on no other statement whatever, whether written or oral.

Signatures - Registered Owner: ____________________________ Co-Owner: _________________________________
PRINTED NAME(S):______________________________________ : _______________________________
ACCEPTANCE--ZION OIL & GAS, INC. Signature:____________ Name:_____________Title_________Date______

SUBMITTAL INSTRUCTIONS:
Subscription Agreements and Checks: Network 1 Financial Securities, Inc., Corporate Securities Department 2 Bridge Ave, Penthouse Suite, Red Bank NJ 07701 Phone 800-886-7007 Fax 732-758-6671	Wire Transfers: Sterling Trust Company, Waco, TX ABA Routing No. 312270418 Account No. 5037001517 Acct: Zion Oil & Gas Escrow Account

SUBSCRIPTION AGREEMENT EXPLANATIONS

Top Left Box

1. Title of Account & Mailing Address

Enter your complete name and mailing address here. If purchasing with an IRA, 401K or other retirement plan or purchasing in a corporate name, enter the name of the account or corporation.

2. Home (Beneficial) Address

If you put the name and address for your retirement plan or corporation in the box above or if you use a P.O. Box for your mailing address, write your physical home address here.

3. Date of Birth

Enter your complete date of birth

4. JT Date of Birth

If you are purchasing with someone else in a joint account, enter that person's complete date of birth.

5. SS# or TAX ID#

If you are purchasing for yourself directly, enter your social security number. If you are purchasing through your corporation or your retirement plan, enter the tax ID number for the corporation or the fiduciary (or administrator) of the retirement plan.

6. JT SS# or TAX ID#

If you are purchasing with someone else in a joint account, enter that person's social security number.

7. Driver's License Number and State

Enter your driver's license number and the state the license was issued from. You do not need to enter both a driver's license number and a passport number; you may enter one or the other.

8. JT Driver's License Number and State

If you are purchasing with someone else in a joint account, enter that person's driver's license number and the state or country the license was issued from.

9. Passport #

Enter your passport number. If you are a United States resident, you do not need to enter both a driver's license number and a passport number; you may enter one or the other. You will need to submit a copy of the identification photo of you from whichever you enter.

10. JT Passport #

If you are purchasing with someone else in a joint account, enter that person's passport number.

11. Phone

Enter your home, mobile (cellular) and work telephone numbers. If you do not have a particular number, leave that section blank, but please include at least one contact number.

Top Right Box

1. Employer Name and Address

Enter the name of the company you work for and the address of the company. Write self-employed, unemployed or retired as applicable if you do not work for an outside company.

2. Business, Position and #YRS

Fill in the type of business, your position with the company and the number of years you have worked there.

3.Annual Income

Please enter your annual income as a dollar amount.

4. Net Worth

Please enter your net worth (including equity in real estate) as a dollar amount.

5. Tax Rate

Based on your last filed tax return, what was the highest bracket for which you paid taxes. If you do not know the bracket, simply enter the word -total- and then enter the number (as a percent) resulting from dividing the taxes you paid by your gross income.

6. Liquid Net Worth

Please provide an approximation of the value of your cash, marketable stocks and bonds, and readily saleable assets less your current cash liabilities. If you do not want to disclose the exact number and your number is obviously more than ten times your proposed subscription amount in this offering, you may enter the ten times number preceded by -more than-.

7. Bank Name

Enter the name of the bank where primarily conduct business. If you have no bank accounts enter -none-.

8. Marital Status

Please indicate whether you are single, married, divorced or widowed.

9. # of Dependents

Please indicate the number of dependents shown on your latest tax return.

10. Joint Account/Spouse Employer Name and Address

If you are opening a joint account with a spouse, child or other individual, enter the name and address of their employer. Write self-employed, unemployed or retired as applicable if they do not work for an outside company.

11. Investment Experience (# of years)

Enter the number of years since you made your first investments. You may count investments made in your retirement plans, real estate investments, investments made in small business activities, as well as stocks, bonds and whole life insurance policies.

12. Email address

Enter your current email address. If you do not have an email address enter -none-.

13. U.S. Citizen

If you are a U.S. citizen, write yes or Y, if you are not a U.S. Citizen, write no or N and then specify the country in which you hold citizenship.

Purchase Agreement

This paragraph sets forth your agreement to purchase shares in the offering. Please read it carefully as you are acknowledging that you have received a copy of the prospectus. At the end of the paragraph please enter the date that you are submitting the agreement by either fax or mail.

Investment Box

1. Shares Purchased

Please enter the number of shares you would like to purchase in the IPO. Remember that the cost is $7 per share and you must purchase a minimum of 100 shares. After your first subscription, your minimum for any subsequent subscription is 50 shares. In any subscription, you may purchase any number of shares above the minimum. Please double check that the number of shares you entered corresponds with the dollar amount of your purchase. If they do not match, the dollar amount will prevail and if it is not evenly divided by $7.00, then the remainder will be sent back to you.

2. Dollar Amount

Please enter the dollar amount that corresponds with the number of shares you would like to purchase. Remember that the cost is $7 per share, so 100 shares would equal $700, 200 shares would equal $1400 and so forth. Please double check that the number of shares you entered corresponds with the dollar amount of your purchase. If they do not match, the dollar amount will prevail.

3. Initial Purchase or Additional Purchase

If this is the first time you are purchasing in THIS offering (and not one of our private placements or the IPO we attempted in 2004), check the box to indicate that this is an initial purchase. If you have previously purchased shares in this offering, then check the appropriate box to indicate whether or not this is your 2nd,3rd, 4th or 5th purchase. If this is your 6th purchase or more then fill in the appropriate number in the last box (6th, 7th, 8th, etc.). If this is an additional purchase and you have already purchased the minimum 100 shares, this purchase must be for a minimum of 50 shares.

4. Check Enclosed & Check Number

If you are enclosing a check with your subscription agreement form, please check the box to indicate that your check is enclosed and write the check number in the space provided. We can accept personal, business and bank cashier's checks.

5. Wire Transfer

You have the option to send your payment in as a wire transfer instead of sending a paper check. If you would like to use this method, check the box to indicate that you are using a wire transfer. In order to properly track your wire transfer, please fill in the remaining information in this box after the wire has been initiated and fax it right away to Network 1 at 732-758-6671. For wire transfer instructions, look at the bottom right hand corner of page 2 of this subscription form.

6. Sending Bank

Enter the name of the bank that will be sending your wire transfer.

7. Phone #

Enter the phone number of the bank that will be sending your wire transfer.

8. Wire #

Enter the wire transfer number for the initiating bank - this is very important for tracking.

9. Date Sent

Enter the date that you sent the wire transfer for the purchase of your shares.

Certificate Delivery Election

1. Physical Certificate Delivery

If you would like to have a paper stock certificate mailed to you upon the completion of the offering, please check the box to indicate that you would like physical certificate delivery. The certificate will indicate the number of shares you have purchased and is suitable for framing. You do not need to have a brokerage account to purchase and hold shares. If you do not already have or do not wish to open an account, this would be your best option. If you do have an account, you may also still elect to receive your shares in paper form.

2. Network 1 Brokerage Account

If you would like to open a brokerage account with our underwriter, Network 1 Financial, please check the box titled Network 1 Brokerage Account. You also need to fill out the Network 1 Financial Securities Inc. Information box on page two of this subscription agreement. They will then set up an account in your name and once the offering is completed, your shares will be deposited directly into that account. If you have questions regarding accounts with Network 1, you should contact them directly at 800-886-7007.

3. Electronic Delivery to My Broker

If you already have a brokerage account and would like to have your shares deposited directly into that account, please check the box that indicates electronic delivery to my broker. Once we complete the offering, we will deposit your shares electronically to the account you have specified.

4. Name of Brokerage Firm

Please enter the name of the brokerage firm you have an account with - but only if you want your shares electronically transferred there.

5. Address

Please enter the address of the brokerage firm - but only if you want your shares electronically transferred there.

6. Name on my Account

Please enter the name exactly as it appears on your brokerage account - but only if you want your shares electronically transferred there.

7. Account #

Please enter the number of your brokerage account - but only if you want your shares electronically transferred there.

Account Classification

You should only be checking one of the following boxes, based on the type of account defined for the box.

1. Individual

Individual person.

2. JTWROS

Joint tenants with right of survivorship. If you are opening a Network 1 account, they will need a joint account agreement signed by both parties. Contact Network 1 directly at 1-800-886-7007 to get an agreement form sent to you.

3. Estate

Estate of a deceased person. If you are opening a Network 1 account on behalf of an estate, they will need a certified letter setting forth the name and address of the executor(s) of the estate.

4. IRA/KEOGH

Individual retirement account or Keogh Plan retirement account.

5. JTTIC

Joint tenants in common. If you are opening a Network 1 account, they will need a joint account agreement signed by both parties. Contact Network 1 directly at 1-800-886-7007 to get an agreement form sent to you.

6. Corporation

Includes non-profit corporations. Please submit a copy of a corporate resolution signed by an officer of the corporation that provides you the authority to act on behalf of the corporation to purchase shares in this offering and sign the subscription agreement.

7. CUST/UGMA (State:______)

Custodian under the uniform gift to minors act. Enter the two-letter abbreviation for the state in which the minor resides.

8. TRUST

A copy of the trust agreement should be provided with the subscription agreement.

9. Partnership

A copy of a partnership agreement should be provided with the subscription agreement.

10. Other

If none of the other boxes apply, then set forth the type of account here, which could be one of the examples (e.g.), or which may be something else.

11. If Fiduciary, State Names of Principal Officers

The name and title of the signing officer (at least) should be entered here for Estates, IRA/Keogh, Corporations, Custodians, Trusts, Partnerships and Others.

1. Are you employed by another broker, dealer or municipal securities dealer?

Enter yes or no as appropriate. Broker and dealer in this case means those who are in the financial securities business and broker or deal in stocks, bonds, futures and other financial securities trading.

2. Investor Identification

If the answer above is - yes- then enter the name and address of the employer.

Investor Identification

Please check the box that indicates the type of photo identification you will be sending with your subscription.

Network 1 Financial Securities, Inc. Information

You should only fill out the information in this section if you are opening an account with Network 1. If you have further questions about any portion of this section, you should talk with your account representative at Network 1 at 1-800-886-7007.

1. Risk Profile

Check here to show how much risk you are willing to take with investments in general.

2. Tax Status

Check here to show your tax bracket.

3. Investment Objectives

Check here to show one or more of your investment objectives.

4. Direct Communications

You would check this box if you do not want Zion to communicate directly with you, but only through Network 1 and your account representative.

5. Acknowledgements

Please read this section carefully before initialing below. If you have any question about what the acknowledgement means, you should talk with your account representative at Network 1 at 1-800-886-7007.

6. Initials

Enter your initials on the appropriate line. If you are the investor, use the investor line. If you have a spouse who will also be on the account, they need to initial on the spouse line. If you have another individual who will be a joint owner on the account, they should initial on the joint owner line.

7. Name of Account Representative

Enter the name of your account representative. If you do not have one and have not been able to get in contact with Network 1 to be assigned an account representative, enter the words -to be assigned-.

Broker-Dealer/Registered Representative Data

This section is for broker-dealer use only and unless you are a broker-dealer authorized to make sales of Zion common stock in this offering, you do not need to fill in any of this section.

IRS Form W-9 Certification

Most U.S.-based subscribers in this offering ARE subject to IRS Form W-9 certification and SHOULD NOT initial or cross out the box.  By leaving this section alone, you are confirming that you are a U.S. taxpayer, your social security or tax ID number is valid for your tax returns and we DO NOT have to WITHHOLD any amounts from any dividends or interest we may pay to you in the future.  If you are not a U.S. taxpayer, then you should initial above the box and cross out the box, and you will be subject to withholding for U.S. taxes on dividends and interest.

Signatures

1. Signature - Registered Owner

The individual who is the primary name on the form should sign here. Please print your name below the line and sign on the line. If there is only one person on the purchase, this is the only signature needed.

2. Co-Owner

If you have a co-owner on the purchase, whose name will also be on the stock certificate, that individual needs to print their name below and sign on the co-owner line.

3. Acceptance - Zion Oil & Gas, Inc.

The stock purchase will not be valid until the subscription agreement has been signed by Zion to indicate that the subscription has been accepted. Zion will sign here when the minimum subscriptions have been received and your subscription has been reviewed and approved. The original will remain in the Zion files. You may have a copy after the offering closes upon written request.

Submittal Instructions

1. Subscription Agreements and Checks

If you have completed your subscription agreement and will be sending it in with a written check as payment, please mail the completed form, along with the check to Network 1 Financial at the address on the form. If you are submitting a subscription for 1,000 shares or more, Zion will provide you with an account number for an overnight courier service, such as FedEx, to expedite your delivery, and you may get the information from ashley@zionoil.com or by calling 1-888-891-9466.

2. Wire Transfers

To send a wire transfer, you need only provide your issuing bank with the information in this box. Please make sure you fill out wire transfer information on the first page of this agreement and fax both pages to Network 1at 732-758-6671.